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                                                                     Exhibit 5.1



                                  GOODMANS LLP
                                250 Yonge Street
                                   Suite 2400
                                Toronto, Ontario
                                Canada, M5B 2M6




March 18, 2004


Drinker Biddle & Reath LLP
One Logan Square
18th & Cherry Streets
Philadelphia, PA  19103

Ladies and Gentlemen:

RE:   COTT CORPORATION - REGISTRATION STATEMENT ON FORM S-3

      We have acted as Canadian counsel to Cott Corporation, a Canada corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), and relating to the public offering from time to time of up to 2,268,383 common shares of the Company (the "Shares") by holders identified under the caption "Selling Security Holders" in the Prospectus included in the Registration Statement.

      For purposes of this opinion, we have examined the originals or copies, certified or otherwise identified to our satisfaction, of the Company's articles of amalgamation and by-laws, each as amended and restated to date, certain resolutions of the Company's board of directors, and such other documents and corporate records relating to the Company and the issuance of the Shares as we have deemed appropriate.

      In all cases, we have assumed the legal capacity of each natural person signing any of the documents and corporate records examined by us, the genuineness of signatures, the authenticity of documents submitted as originals, the conformity to authentic original documents of documents submitted to us as copies, and the accuracy and completeness of all records and other information made available to us by the Company. As to questions of fact material to this opinion, we have relied upon the accuracy of the certificates and other comparable documents of officers and representatives of the Company, upon statements made to us in discussions with the Company's management, and upon certificates of public officials.

      We express no opinion concerning the laws of any jurisdiction other than the laws of Ontario and all federal laws of Canada applicable in Ontario.

      Based on the foregoing, and subject to the qualifications, limitations, and assumptions stated herein, in our opinion the issuance of the Shares by the Company has been validly authorized by all necessary corporate action on the part of the Company, and such Shares have been validly issued and are fully paid and nonassessable by the Company.

This opinion is intended solely for the use of the addressee and is being delivered in connection with the transaction described herein and may not be relied upon by any other person or in connection with any other transaction, quoted from or referred to in any other documents, or
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furnished (either in its original form or by copy) to any other party without our prior written consent; provided, however, that this opinion may be relied upon by Drinker Biddle & Reath LLP for the purpose of rendering an opinion in connection with the offering of the Shares.

Yours very truly,

/s/ GOODMANS LLP
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GOODMANS LLP